UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 25, 2022

Teladoc Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Manhattanville Road, Suite 203 Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

(203) 635-2002

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TDOC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 25, 2022, Michael Waters joined Teladoc Health, Inc. (the “Company”) as its Chief Operating Officer. Prior to joining the Company, Mr. Waters, age 49, served as Executive Vice President and Chief Executive, Ambulatory Care Network at Providence, a comprehensive health care organization and one of the largest health systems in the United States, from July 2018. In this role, Mr. Waters was responsible for overseeing and leading the strategic operations, scaled integration and growth initiatives of the Ambulatory Care Network, a function he created in response to payer, employer, consumer, and competitive pressures. Prior to that, Mr. Waters held several other leadership positions at Providence beginning in 2008, including Senior Vice President, Physician Services and Administrative Director (COO) of Swedish Medical Group. Prior to joining Providence, Mr. Waters created and led two nationwide health system consulting and recruiting companies, serving as President and Owner of W Medical Group, LLC and Founder and Vice President of Med Stat Incorporated, LLC. Mr. Waters has a B.A. in communication from Southern Methodist University as well as a Master of Healthcare Administration from the University of Washington. Mr. Waters has also served as a member of the board of Active Wellness, an owner, developer, and operator of fitness clubs, since March 2019.

There are no arrangements or understandings between Mr. Waters and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Waters and any director or officer of the Company or any other related-party transaction of the Company involving Mr. Waters that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his commencement of employment with the Company, Mr. Waters and the Company entered into an agreement that provides for (i) an annual base salary of $470,000, (ii) a one-time sign-on bonus equal to $775,000, (iii) eligibility to receive an annual bonus targeted at 75% of his annual base salary, with a guaranteed bonus in respect of 2022 in an amount equal to 75% of his then-applicable annual base salary (subject to Mr. Waters’ continued service through December 31, 2022) and a bonus in respect of 2023 in an amount guaranteed to be at least 37.5% of his then-applicable base salary (contingent on Mr. Waters’ continued service through the last day of the year for which this bonus is payable), and (iv) a new-hire incentive equity award under the Company’s Livongo Acquisition Incentive Award Plan with an aggregate grant date fair value of approximately $5,000,000, which is expected to be issued in the form of restricted stock units. The restricted stock units to be issued to Mr. Waters are expected to vest one-third on the first anniversary of the grant date and in eight substantially equal quarterly installments beginning on the 15-month anniversary of the grant date, in each case subject to Mr. Waters’ continued service on the applicable vesting date. The Company anticipates granting additional annual incentive equity awards with an aggregate grant date fair value of approximately $4,000,000, which are expected to be issued fifty percent in the form of restricted stock units and fifty percent in the form of performance stock units, in each case in accordance with the Company’s customary practices and subject to approval by the Company’s Board of Directors.

Mr. Waters will be eligible for payments and benefits in connection with a qualifying termination of employment pursuant to the terms of the Company’s Senior Leader Severance Plan as previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2020, provided that for Mr. Waters the following modifications will be applicable to the benefits provided for in the Senior Leader Severance Plan: (i) in the event of a qualifying termination upon a change in control, Mr. Waters will be eligible to receive continued base salary for a period of twelve months, a cash payment equal to 100% of his target annual bonus for the year in which the termination occurs, and up to twelve months of continued medical, dental or vision coverage pursuant to COBRA, and (ii) in the event of a qualifying termination other than upon a change in control, Mr. Waters will be eligible to receive continued base salary for a period of six months, up to six months of continued medical, dental or vision coverage pursuant to COBRA and accelerated vesting of his time-based equity awards that were scheduled to vest in the following six months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period. Mr. Waters has also entered into the Company’s standard indemnification agreement.

The foregoing summary of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 25, 2022, the Company issued a press release regarding the matter discussed in Item 5.02 of this Current Report. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement by and between Teladoc Health, Inc. and Michael Waters, dated June 15, 2022.

99.1	Teladoc Health, Inc. press release, dated July 25, 2022.

104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2022	TELADOC HEALTH, INC.

	By:	/s/ Adam C. Vandervoort
	Name:	Adam C. Vandervoort
	Title:	Chief Legal Officer and Secretary